                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:   August 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          MERCANTILE BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                          MERCANTILE BANK CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                       [MERCANTILE BANK CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 2004

                            ------------------------

To our Shareholders:

     The 2004 annual meeting of shareholders of Mercantile Bank Corporation will be held at Cascade Hills Country Club, 3725 Cascade Road SE, Grand Rapids, Michigan on Thursday, April 22, 2004, at 9:00 a.m. local time. The meeting is being held for the purpose of considering and voting on the following matters:

     1. Election of five Class I directors, each for a three year term, as detailed in the accompanying proxy statement.

     2. Approval of an amendment to the Articles of Incorporation to increase the authorized common stock of Mercantile from 9,000,000 shares to 20,000,000 shares.

     3. Approval of the 2004 Employee Stock Option Plan, as detailed in the accompanying proxy statement.

     4. Such other business as may properly be brought before the meeting or any adjournment or adjournments of the meeting.

     All holders of record of shares of common stock of Mercantile at the close of business on Monday, March 1, 2004, are entitled to notice of and to vote at the meeting, and any postponements or adjournments of the meeting.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. We would appreciate receiving your proxy by Monday, April 12, 2004.

                                          By Order of the Board of Directors,

                                          /s/ Gerald R. Johnson, Jr.

                                          Gerald R. Johnson, Jr.
                                          Chairman of the Board &
                                            Chief Executive Officer
Dated: March 10, 2004

                          MERCANTILE BANK CORPORATION
                          5650 BYRON CENTER AVENUE SW
                            WYOMING, MICHIGAN 49509

                                                                  MARCH 10, 2004

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Mercantile Bank Corporation ("Mercantile") in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of its shareholders to be held on Thursday, April 22, 2004, at 9:00 a.m. local time, at Cascade Hills Country Club, 3725 Cascade Road SE, Grand Rapids, Michigan, and at any and all adjournments of the meeting. It is expected that the proxy materials will be mailed to shareholders on or about March 10, 2004.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by the proxy will be voted at the annual meeting or any adjournment of the meeting.

     The entire cost of soliciting proxies will be borne by Mercantile. Proxies may be solicited by mail or facsimile, or by directors, officers, or regular employees of Mercantile or its subsidiary, Mercantile Bank of West Michigan (the "Bank"), in person or by telephone. Mercantile will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of Mercantile common stock.

     The Board of Directors, in accordance with the Bylaws, has fixed the close of business on March 1, 2004 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and at any and all adjournments of the meeting.

     At the close of business on the record date, the outstanding number of voting securities of Mercantile was 6,826,252 shares of common stock, each of which is entitled to one vote.

                             ELECTION OF DIRECTORS

     Mercantile's Articles of Incorporation and Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than fifteen. The Board of Directors has presently fixed the number of directors at fourteen. The Articles of Incorporation and Bylaws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three year term and with the number of directors in each class being as nearly equal as possible.

     The Board of Directors has nominated Edward J. Clark, C. John Gill, Gerald
R. Johnson, Jr., Calvin D. Murdock and Donald Williams, Sr. as Class I directors for three year terms expiring at the 2007 Annual Meeting and upon election and qualification of their successors. Each of the nominees is presently a Class I director whose term expires at the April 22, 2004 annual meeting of the shareholders. The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2005 or 2006 annual meetings.

     It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the five nominees. The proposed nominees for election as directors are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees. The affirmative vote of a plurality of the votes cast at the meeting is required for the nominees to be elected. Votes withheld and broker non-votes are not counted toward a nominee's total.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of Mercantile common stock as of February 1, 2004, by the nominees for election as directors of Mercantile, the directors of Mercantile whose terms of office will continue after the Annual Meeting, the executive officers named in the Summary Compensation Table, and all directors and executive officers of Mercantile as a group.

                                                                 AMOUNT       PERCENT OF CLASS
                                                              BENEFICIALLY      BENEFICIALLY
NAME OF BENEFICIAL OWNER                                        OWNED(1)         OWNED(13)
------------------------                                      ------------    ----------------
Betty S. Burton.............................................      1,174              *
David M. Cassard............................................      7,683              *
Edward J. Clark.............................................      6,924(2)           *
Peter A. Cordes.............................................     28,940              *
C. John Gill................................................     49,396(3)           *
Doyle A. Hayes..............................................        943              *
David M. Hecht..............................................     99,793(4)          1.5%
Gerald R. Johnson, Jr. .....................................    128,874(5)          1.9%
Susan K. Jones..............................................        982              *
Lawrence W. Larsen..........................................     21,793(6)           *
Calvin D. Murdock...........................................     19,128(7)           *
Michael H. Price............................................     53,641(8)           *
Dale J. Visser..............................................    186,086(9)          2.7%
Donald Williams, Sr.........................................      1,144              *
Robert B. Kaminski..........................................    24,809(10)           *
Charles E. Christmas........................................    21,003(11)           *
All directors and executive officers of Mercantile as a
  group (16 Persons)........................................   652,313(12)          9.4%

-------------------------
  *  Less than one percent.

 (1) Some or all of the common stock listed may be held jointly with, or for the benefit of, spouses and children or grandchildren of, or various trusts established by, the person indicated.

 (2) Includes 685 shares that Mr. Clark has the power to vote and dispose of as custodian of three accounts, two of which are for a relative, and one of which is for a friend.

 (3) Includes 17,363 shares held by Mr. Gill's spouse.

 (4) Includes 11,576 shares that Mr. Hecht has sole voting and investment power over as President of the Charles W. Loosemore Foundation, which is the record and beneficial owner of the shares. Mr. Hecht disclaims beneficial ownership of these 11,576 shares.

 (5) Includes 57,646 shares that Mr. Johnson has the right to acquire within 60 days of February 1, 2004 pursuant to Mercantile's stock option plans and 7,524 shares that Mr. Johnson owns under the Bank's 401(k) Plan.

 (6) Includes 2,333 shares that Mr. Larsen has the power to vote and dispose of as trustee of the Central Industrial Supply Profit Sharing Plan and 1,333 shares that Mr. Larsen has the power to vote and dispose of as trustee of the Jet Products, Inc. Profit Sharing Plan #2. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

 (7) Includes 10 shares that Mr. Murdock has the power to vote and dispose of as custodian of an account for a friend's child.

 (8) Includes 40,998 shares that Mr. Price has the right to acquire within 60 days of February 1, 2004 pursuant to Mercantile's stock option plans and 7,467 shares that Mr. Price owns under the Bank's 401(k) Plan.

 (9) Includes 31,424 shares that Mr. Visser has the power to vote and dispose of as trustee of a trust for family members. Mr. Visser disclaims beneficial ownership of these 31,424 shares. Also includes 30,000 shares that Mr. Visser has the power to vote and dispose of as trustee of a charitable remainder trust.

     Mr. Visser disclaims beneficial ownership of these shares, except to the extent of his and his wife's interest in the trust.

(10) Includes 21,485 shares that Mr. Kaminski has the right to acquire within 60 days of February 1, 2004 pursuant to Mercantile's stock option plans and 2,324 shares that Mr. Kaminski owns under the Bank's 401(k) Plan.

(11) Includes 11,244 shares that Mr. Christmas has the right to acquire within 60 days of February 1, 2004 pursuant to Mercantile's stock option plans and 6,764 shares that Mr. Christmas owns under the Bank's 401(k) Plan. Also includes 915 shares that Mr. Christmas' spouse, who is also an employee of the Bank, has the right to acquire within 60 days of February 1, 2004 pursuant to Mercantile's stock option plans and 1,070 shares that she owns under the Bank's 401(k) Plan.

(12) Includes 132,288 shares that such persons have the right to acquire within 60 days of February 1, 2004 pursuant to Mercantile's stock option plans and 25,149 shares that such persons own under the Bank's 401(k) Plan.

(13) The percentages shown are based on the 6,813,456 shares of Mercantile common stock outstanding as of February 1, 2004, plus the number of shares that the named person or group has the right to acquire within 60 days of February 1, 2004.

     To the best of Mercantile's knowledge, as of February 1, 2004, no person owned more than 5% of Mercantile's outstanding common stock.

INFORMATION ABOUT DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

     The following information is furnished with respect to each continuing director, nominee as a director, and executive officer of Mercantile. Each of the continuing directors and nominees is currently a director of Mercantile as well as a director of the Bank.

                                                                  HAS SERVED
                NAME, AGE, AND POSITION WITH                          AS          YEAR WHEN TERM AS A
                  MERCANTILE AND THE BANK                       DIRECTOR SINCE     DIRECTOR EXPIRES
                ----------------------------                    --------------    -------------------
Betty S. Burton, 62, Director...............................         1998                2005
David M. Cassard, 50, Director..............................         2001                2005
Edward J. Clark, 59, Director...............................         1998                2004
Peter A. Cordes, 63, Director...............................         1997                2005
C. John Gill, 70, Director..................................         1997                2004
Doyle A. Hayes, 53, Director................................         2001                2006
David M. Hecht, 66, Director................................         1997                2005
Gerald R. Johnson, Jr., 57, Chairman of the Board and Chief
  Executive Officer of Mercantile, Chairman of the Board of
  the Bank; and Director....................................         1997                2004
Susan K. Jones, 54, Director................................         1998                2006
Lawrence W. Larsen, 64, Director............................         1997                2006
Calvin D. Murdock, 64, Director.............................         1997                2004
Michael H. Price, 47, President and Chief Operating Officer
  of Mercantile, President and Chief Executive Officer of
  the Bank; and Director....................................         1997                2006
Dale J. Visser, 67, Director................................         1997                2006
Donald Williams, Sr., 67, Director..........................         1998                2004
Robert B. Kaminski, 42, Executive Vice President and
  Secretary of Mercantile, and Executive Vice President,
  Chief Operating Officer and Secretary of the Bank.........
Charles E. Christmas, 38, Senior Vice President, Chief
  Financial Officer and Treasurer of Mercantile, and Senior
  Vice President and Chief Financial Officer of the Bank....

     Mercantile's executive officers are generally elected each year at the annual meeting of the Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of the Board of Directors.

     The business experience of each of the directors, nominees and executive officers of Mercantile for at least the past five years is summarized below:

     BETTY S. BURTON (Director) Mrs. Burton is the former owner of a business forms and print solutions distribution company. She was a member of the Board and consultant to Wonderland Business Forms from 1999 to 2002, and its President and Chief Executive Officer from 1995 to 1999. Presently she works part time as Project Manager in Resource Development at Metropolitan Hospital Systems, and has worked in that position since 2002. Mrs. Burton is a trustee of both the Grand Valley State University Foundation and the Western Michigan University Foundation. She is a graduate of both universities and also of Dartmouth College Tuck School of Business Minority Executives Program. She has previously served as a member of the Board of Directors of First Michigan Bank-Grand Rapids ("FMB-Grand Rapids") and Butterworth Hospital. Mrs. Burton is very involved in civic and community activities and serves on several boards in the Grand Rapids area.

     DAVID M. CASSARD (Director) Mr. Cassard is President, Treasurer and a member of the Board of Directors of Waters Corporation which owns and operates commercial real estate properties in the Grand Rapids metropolitan area. He has served in these capacities since January 1979. Prior to 1979 he worked for an international firm of Certified Public Accountants. He is a graduate of the University of Michigan

(BBA) and Michigan State University (MBA), and he is a Certified Public Accountant and Certified Property Manager. He currently serves as Vice Chairperson of the City of Grand Rapids Downtown Development Authority and is a member of the City of Grand Rapids Downtown Improvement District Board. He also serves as Chairperson of the Grand Rapids Area Chamber of Commerce Foundation. He previously served as a member of the Board of Directors of FMB-Grand Rapids and was a member of the Board of Directors of First Michigan Bank Corporation ("FMB") and Butterworth Hospital. He holds memberships in several professional organizations and societies including the American Institute of CPA's, the Michigan Association of CPA's, the Grand Rapids Association of Realtors, the National Association of Realtors and the Institute of Real Estate Management.

     EDWARD J. CLARK (Director) Mr. Clark is the Chairman and Chief Executive of The American Seating Company, and has held this position since 1986. American Seating is headquartered in Grand Rapids, Michigan, and produces seating and furniture for offices, as well as seating for buses, rail cars, auditoriums, stadiums and performing arts centers. Mr. Clark is a member of the Boards of Directors of the Metropolitan YMCA, The Blodgett/Butterworth Foundation, the Grand Rapids Employers' Association and the Ohio State University Alumni Association, and a member of the Board of Trustees of the Grand Valley State University Foundation. He is Vice President of the Foundation Board of Trustees and Chairman of the Development Committee of Grand Valley State University. From 1988 through 1997, he was a member of the Board of Directors and Executive Committee of FMB-Grand Rapids. Mr. Clark has also previously served on the Boards of Directors of the Grand Rapids Symphony Orchestra, Red Cross of Kent County, St. Mary's Hospital and The Business and Institutional Furniture Manufacturer's Association.

     PETER A. CORDES (Director) Mr. Cordes has served as President and Chief Executive Officer of GWI Engineering Inc. ("GWI") of Grand Rapids, Michigan, since 1991. GWI is engaged in the manufacturing of industrial automation systems for customers in a variety of industries in the Midwest. Mr. Cordes purchased GWI in 1991 and is now its sole owner. Mr. Cordes graduated from St. Louis University with a degree in aeronautics. He is a native of Traverse City, Michigan and has spent the last twenty years in Western Michigan.

     C. JOHN GILL (Director) Mr. Gill is the retired Chairman of the Board and one of the owners of Gill Industries of Grand Rapids, Michigan. Mr. Gill served as Chairman of Gill Industries from 1994 through 1997, and served as President of Gill Industries from 1983 through 1993. Gill Industries is a manufacturing company involved with sheet metal stampings and assemblies for the automotive and appliance industries.

     DOYLE A. HAYES (Director) Mr. Hayes has over 30 years experience in the automotive industry and has held various positions within that industry. Currently, he is President and CEO of Pyper Products Corporation, a plastic injection molding company that supplies the auto and furniture industries. Mr. Hayes has been the President and CEO of Pyper Products Corporation since 1994. He has served on several non-profit boards in the Grand Rapids community and is currently Board Chair at Metropolitan Hospital and a member of the Borgess Hospital of Kalamazoo Board of Directors. Mr. Hayes is a member of the Davenport Educational System (DES), Grand Valley State University Foundation, VanAndel Global Trade Center, Seidman Advisory Board, Battle Creek Chamber of Commerce, Small Business Association of Michigan (SBAM), Grand Valley Metro Council and the Governor's Workforce Commission Boards. Mr. Hayes was formerly a Corporate Director of FMB.

     DAVID M. HECHT (Director) Mr. Hecht is an attorney and has practiced law for 42 years, including the past 30 years in Grand Rapids. From 1993 through 2001, he was the Chairman of the Grand Rapids law firm of Hecht & Lentz, and was a founder of the firm. Mr. Hecht is a native of Grand Rapids and a graduate of the University of Michigan and the University of Wisconsin. He is the President of the Charles W. Loosemore Foundation, a Trustee of the Grand Valley University Foundation, Immediate Past Chair of the Board of Trustees of Hospice of Michigan and a Trustee of the Hospice of Michigan Foundation.

     GERALD R. JOHNSON, JR. (Chairman of the Board, Chief Executive Officer and Director of Mercantile, and Chairman of the Board and Director of the Bank) Mr. Johnson has over 34 years experience in the financial service industry, including 32 years of commercial banking experience. Mr. Johnson was appointed President and Chief Executive Officer of FMB-Grand Rapids in 1986, and served as Chairman, President and Chief

Executive Officer from 1988 to May of 1997, when he resigned to organize Mercantile. Mr. Johnson served as Chairman of the Board and Chief Executive Officer of Mercantile and the Bank from their inception through 1998, and since the beginning of 1999 has served as Chairman of the Board and Chief Executive Officer of Mercantile and Chairman of the Board of the Bank. In the Grand Rapids market, prior to joining FMB-Grand Rapids, Mr. Johnson was employed in various lending capacities by Union Bank (now part of Bank One Corporation), Pacesetter Bank-Grand Rapids (now part of Fifth Third Bancorp) and Manufacturers Bank (now part of Comerica Bank). He currently serves as Chairman of Hope Network Behavioral Health Services, Chairman of Life Guidance Services and a member of the Boards of Directors of Project Rehab, Girl Scouts of Michigan Trails, Epilepsy Foundation of Michigan, American Diabetes Association, Grand Rapids Symphony, Grand Valley University Foundation Board of Trustees, and HHS Health Options. He is affiliated with Grand Rapids Opportunity for Women, Grand Rapids Rotary Club and the Economic Development Foundation.

     SUSAN K. JONES (Director) Ms. Jones is both a partner of The Callahan Group, LLC, a marketing consulting firm, and a tenured, full-time Professor of Marketing at Ferris State University in Big Rapids, Michigan. She has been a partner of The Callahan Group since 1998, and has worked at her own marketing consulting firm, Susan K. Jones & Associates, since 1980. Ms. Jones has been a Professor of Marketing at Ferris State since 1990. She enjoys an active volunteer career, currently serving as a member of the Board of Directors of the Arts Council of Greater Grand Rapids, Council of 100 at Northwestern University, Treasurer of the Northwestern Club of West Michigan, and as the West Michigan Alumni Admissions Council Chair for Northwestern University. She is a past-president of the Junior League of Grand Rapids, a graduate of Leadership Grand Rapids, and currently serves as a trustee of the Chicago Association of Direct Marketing Educational Foundation.

     LAWRENCE W. LARSEN (Director) Mr. Larsen is Chief Executive Officer, President, and owner of Central Industrial Corporation of Grand Rapids, Michigan. He began his employment with Central Industrial Corporation in 1967, and purchased it in 1975. Central Industrial Corporation is a wholesale distributor of fluid power components. Mr. Larsen is also an owner and director of Jet Products, Inc., of West Carrollton, Ohio. Jet Products, Inc. designs, manufactures and sells hose reels and related hydraulic products. Mr. Larsen is a native of Wisconsin. He has spent the last 35 years in the Grand Rapids area. Mr. Larsen served as a director of FMB-Grand Rapids from 1980 until June of 1997, and was a member of the Executive Loan Committee and the Audit Committee.

     CALVIN D. MURDOCK (Director) Mr. Murdock is President of SF Supply ("SF") of Grand Rapids, Michigan. He has held this position since 1994. From 1992 to 1994, he served as the General Manager of SF, and in 1991, served as SF's Controller. SF is a wholesale distributor of commercial and industrial electronic, electrical and automation parts, supplies and services. Mr. Murdock is a Michigan native and a graduate of Ferris State University with a degree in accounting. Prior to joining SF, Mr. Murdock owned and operated businesses in the manufacturing and supply of automobile wash equipment. Mr. Murdock serves on the Sparta Township Planning Commission.

     MICHAEL H. PRICE (President, Chief Operating Officer and Director of Mercantile, President, Chief Executive Officer and Director of the Bank) Mr. Price has over 20 years of commercial banking experience, most of which was with FMB and its subsidiary, FMB-Grand Rapids. Spending most of his banking career in commercial lending, Mr. Price was the Senior Lending Officer from 1992 to 1997, and President of FMB-Grand Rapids for several months in 1997 before joining the Bank in late 1997. Mr. Price served as President and Chief Operating Officer of Mercantile and the Bank from December of 1997 through 1998, and has served as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of the Bank since January of 1999. Mr. Price has been and continues to be very active in the Grand Rapids community. He currently serves on the Boards of Directors of Kent County Habitat for Humanity and Kent County Community Mental Health.

     DALE J. VISSER (Director) Mr. Visser is Chairman and one of the owners of Visser Brothers Inc. of Grand Rapids, Michigan. He has served Visser Brothers in various officer positions since 1960. Visser Brothers is a construction general contractor specializing in commercial buildings. Mr. Visser also has an ownership interest in several real estate projects in the Grand Rapids area. Mr. Visser served as a director of FMB-Grand Rapids from 1972 until June of 1997. He is a Grand Rapids native and a graduate of the University of Michigan with a degree in civil engineering. Mr. Visser is active in the community and serves on the Board of Directors of Westminster Theological Seminary Foundation. He has previously served on the Boards of the Grand Rapids YMCA, Christian Rest Home, and West Side Christian School.

     DONALD WILLIAMS, SR. (Director) Mr. Williams is Dean Emeritus of Grand Valley State University. During 2002, he was the Coordinator of the minority students teacher preparation program for the Grand Rapids Public Schools (secondary schools). Mr. Williams has over 30 years experience in administration of educational programs with special emphasis on political sensitivity and equality. From 1989 to 2001, he was the Dean of Minority Affairs and Director of the Multicultural Center of Grand Valley State University. Mr. Williams also serves as President of the Concerned Citizens Council and President of the Rotary Club of Grand Rapids. He previously served as President of the Coalition for Representative Government (CRG), as a member of the Board of Directors of FMB-Grand Rapids and the Grand Rapids Advisory Board of Michigan National Bank, as Treasurer and President of the Minority Affairs Council of Michigan Universities (MACMU), and as a member of the Board of Directors of the Grand Rapids Area Chamber of Commerce. Mr. Williams has been the recipient of numerous awards in the Grand Rapids and Michigan area for community service and job performance.

     ROBERT B. KAMINSKI (Executive Vice President and Secretary of Mercantile, and Executive Vice President, Chief Operating Officer and Secretary of the Bank) Mr. Kaminski joined the Bank in June 1997 and has over 18 years of commercial banking experience. From 1984 to 1993, Mr. Kaminski worked for FMB-Grand Rapids in various capacities in the areas of credit administration and bank compliance. In 1993, Mr. Kaminski was appointed Vice President in charge of loan review and served as Vice President and Manager of the commercial credit department for three of FMB's subsidiaries. He has served as Executive Vice President of Mercantile and the Bank since November of 2003, Secretary of Mercantile and the Bank since their inception in 1997, and Chief Operating Officer of the Bank since 2000. From 1997 through November of 2003, Mr. Kaminski's vice president position was as Senior Vice President of Mercantile and the Bank. Mr. Kaminski serves on the Leadership Committee for the National Kidney Foundation of Michigan in Grand Rapids, and is a career mentor for Aquinas College of Grand Rapids.

     CHARLES E. CHRISTMAS (Senior Vice President, Chief Financial Officer, and Treasurer of Mercantile, Senior Vice President and Chief Financial Officer of the Bank) Mr. Christmas joined the Bank in April 1998 and served as Vice President of Finance, Treasurer and Compliance Officer of Mercantile and the Bank in 1998. In 1999, Mr. Christmas was elected Chief Financial Officer, Treasurer and Compliance Officer of Mercantile and the Bank. In 2000, Mr. Christmas was elected Senior Vice President, Chief Financial Officer and Treasurer of Mercantile, and Senior Vice President and Chief Financial Officer of the Bank. Prior to joining Mercantile, he examined various financial institutions for over ten years while serving as a bank examiner with the Federal Deposit Insurance Corporation ("FDIC"). He began his tenure with the FDIC upon his graduation from Ferris State University. Mr. Christmas holds a Bachelor of Science degree in Accountancy. Mr. Christmas serves on the Michigan Banker Association Funds Management Committee, as a fundraising volunteer for the Make-A-Wish Foundation of Michigan and the American Cancer Society, and as a volunteer for Habitat for Humanity.

INDEPENDENCE OF DIRECTORS

     Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In January of 2004, Mercantile reviewed the independence of its directors. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her family, and Mercantile and its subsidiaries. As a result of this review, the Board of Directors has determined that each of the directors, including those nominated for election at the Annual Meeting, are independent under Nasdaq Rule 4200(a)(15), except Mr. Johnson and Mr. Price who are not considered independent because of their employment as executive officers of Mercantile, and Mr. Visser.

COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     Shareholders and other persons may send communications to members of the Board of Directors who serve on the Audit Committee by utilizing the web page on Mercantile's website (www.mercbank.com) designated for that purpose. Communications received through the webpage are reviewed by a member of Mercantile's internal audit staff and the Chairman of the Audit Committee. Communications that relate to functions of the Board of Directors or its committees, or that either of them believe requires the attention of members of the Board of Directors are provided to the entire Audit Committee, and reported to the Board of Directors by a member of the Audit Committee. Directors may review a log of these communications, and request copies of any of the communications.

     The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the shareholders. All of the directors attended last year's annual meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Mercantile has standing Audit, Compensation, and Nominating Committees of the Board of Directors.

     AUDIT COMMITTEE. The members of the Audit Committee consist of Betty S. Burton, David M. Cassard, C. John Gill and David M. Hecht. The functions of the Audit Committee are described below under the heading "Audit Committee Report". The Board of Directors has determined that Mr. Cassard, a member of the Audit Committee, is qualified as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. Mr. Cassard is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

     COMPENSATION COMMITTEE. The members of the Compensation Committee consist of David M. Cassard, Peter A. Cordes, Lawrence W. Larsen, and Calvin D. Murdock. Each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors compensation and benefits for officers of Mercantile, and administering Mercantile's Independent Director Stock Option Plan and Employee Stock Purchase Plan of 2002. At present, all officers of Mercantile are also officers of the Bank, and although they receive compensation from the Bank in their capacity as officers of the Bank, they presently receive no separate cash compensation from Mercantile. The Bank also has a compensation committee whose members are the same as that of Mercantile's Compensation Committee.

     NOMINATING COMMITTEE. The members of the Nominating Committee consist of Betty S. Burton, Peter A. Cordes, Doyle A. Hayes and David M. Hecht. The Nominating Committee is responsible for making recommendations to the Board of Directors as to its size and composition, and evaluating and recommending to the Board of Directors candidates for election as directors at Mercantile's annual meetings. The Nominating Committee has a charter, which is available on Mercantile's website (www.mercbank.com). Each member of the Nominating Committee is independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market.

     The Nominating Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of Mercantile, 5650 Byron Center Avenue SW, Wyoming, Michigan 49509. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

     The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating Committee and the Board of Directors. Generally, candidates have been members of the West Michigan community who have been known to one or more of the Board members. The Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Nominating

Committee will consider the factors it believes to be appropriate, which would generally include the candidate's personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of Mercantile's shareholders. Although the Nominating Committee has the authority to retain a search firm to assist it identify director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating Committee by a shareholder.

     Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with the advance notice and other requirements set forth in Mercantile's Articles of Incorporation.

     During 2003, there were a total of 11 meetings of the Board of Directors of Mercantile. In addition, there were five meetings of the Audit Committee, three meetings of the Compensation Committee and one meeting of the Nominating Committee during 2003. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of which he or she was a member, held during 2003, except Mr. Visser, who attended 67% of the meetings.

DIRECTOR COMPENSATION

     For each of 2003 and 2004, non-employee directors of the Bank were paid an annual retainer of $7,500. For the first half of 2003, non-employee directors of the Bank were also paid $400 for each meeting of the Board of Directors, Loan Committee, Audit Committee or Compensation Committee that they attended. In addition, for the first half of 2003, non-employee directors of Mercantile were paid $400 for each meeting of Mercantile's Audit Committee or Compensation Committee that they attended, if those meetings were held on a day when there was not also a meeting of the same committee of the Bank's Board of Directors. Since July 1, 2003, the meetings for which a $400 fee was paid has been expanded to include all meetings of committees of the Board of Directors of the Bank; and all meetings of the Board of Directors of Mercantile or any of its committees, when for Board meetings, there was not also a meeting of the Board of Directors of the Bank on the same day, and for committee meetings, there was not also a meeting of a committee of the Board of Directors of the Bank having the same name or designated function. This arrangement of a $7,500 annual retainer and $400 meeting fees is the current arrangement for cash compensation of directors. Under the Bank's deferred compensation plan for non-employee directors, directors may elect to defer the receipt of the annual retainer and meeting fees until they are no longer serving on the Board.

     On October 18, 2001, the Board of Directors adopted an Independent Director Stock Option Plan that was approved by the shareholders at the April 18, 2002 annual meeting. In each of 2001, 2002 and 2003, options were granted to the non-employee directors of Mercantile under the plan. In October of 2003, options for 500 shares were granted under the plan to each of Ms. Burton, Ms. Jones, and Messrs. Cassard, Clark, Cordes, Gill, Hayes, Hecht, Larsen, Murdock, Visser, and Williams. The options are first exercisable five years after their date of grant, subject to accelerated vesting as provided in the plan. The exercise price is $40.45 per share for the 2003 options. The exercise price is 125 percent of the fair market value per share on the day the options were granted.

AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Mercantile filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mercantile specifically incorporates this report by reference.

     Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

     - the accounting and financial reporting process;

     - audits of financial statements;

     - internal accounting and disclosure controls; and

     - the internal audit functions.

     In carrying out its responsibilities, the Audit Committee supervises the relationship between Mercantile and its independent auditors, including having direct responsibility for their appointment, compensation and retention, and reviewing the scope of their audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

     The Board of Directors has adopted a charter for the Audit Committee. A copy of the charter is set forth in Appendix A to this proxy statement, and is available on Mercantile's website (www.mercbank.com).

     Management has the primary responsibility for the financial statements and the reporting process, including Mercantile's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2003 with management, including a discussion of the quality and the acceptability of Mercantile's financial reporting and controls.

     The Audit Committee reviewed with the independent auditors, Crowe Chizek and Company LLC ("Crowe Chizek"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Mercantile's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Crowe Chizek the auditors' independence from management and Mercantile, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

     The Audit Committee also discussed with Mercantile's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Mercantile's internal controls, and the overall quality of Mercantile's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed Mercantile's independent auditors for fiscal 2004.

                                          Audit Committee

                                          Betty S. Burton
                                          David M. Cassard
                                          C. John Gill
                                          David M. Hecht

COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report and the shareholder return performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Mercantile filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Mercantile specifically incorporates this report or the performance graph by reference.

     The compensation of the executive officers of Mercantile is determined by the Board of Directors based on recommendations of the Compensation Committee. Mercantile seeks to establish compensation at a level that will attract, motivate and retain experienced executive officers who can increase shareholder value, deliver competitive products and services to customers, and provide leadership for employees. Salaries are intended to be competitive, and reflect factors such as individual performance, level of responsibility, and prior experience. Incentive compensation and stock option awards are intended to align the interests of executive officers with that of the shareholders and reward performance that increases shareholder value.

     Executive compensation is comprised of the following:

     1. Salary.

     2. Incentive compensation payable in the form of a cash bonus based on the attainment by Mercantile of annual performance criteria recommended by the Compensation Committee and approved by the Board of Directors.

     3. Performance based discretionary cash awards made by the Compensation Committee from a bonus pool.

     4. Discretionary awards of stock options.

     5. Participation in other benefit plans offered to all employees including 401(k), health insurance, disability insurance and life insurance.

     Annual salaries for Mercantile's Chairman and Chief Executive Officer and President and Chief Operating Officer increased in 2003. During the five-year time period in which Mercantile has been operating, growth in earnings per share and asset levels has been significant, and the salary increase granted these two executive officers during the year recognizes the contribution these individuals have made to the success of the organization. Executive salaries and incentive compensation are also based in part on information derived from industry compensation studies performed by Mercantile's auditors and by surveys conducted by the Michigan Bankers Association and the Bank Administration Institute. Compensation information is also taken from proxy materials filed with the Securities and Exchange Commission by other comparable financial institutions. This information is analyzed by Mercantile's Director of Human Resources and presented to the Compensation Committee for the formulation of a salary recommendation to be approved by the Board of Directors.

     Executive bonuses are also determined by the Board of Directors as the result of a recommendation by the Compensation Committee and are based on the same criteria as is the incentive compensation for all non-lender employees.

                                          Compensation Committee

                                          David M. Cassard
                                          Peter A. Cordes
                                          Lawrence W. Larsen
                                          Calvin D. Murdock

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of Mercantile's Compensation Committee during 2003 were David
M. Cassard, Peter A. Cordes, Lawrence W. Larsen and Calvin D. Murdock. None of the members of the Compensation Committee is or has been an officer or employee of Mercantile.

SUMMARY COMPENSATION TABLE

     The following table details the compensation earned by the named executives for the three years ended December 31, 2003:

                                                   ANNUAL COMPENSATION      LONG TERM
                                                   --------------------    COMPENSATION       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS        OPTIONS       COMPENSATION(1)
      ---------------------------          ----     ------      -----        -------       ---------------
Gerald R. Johnson, Jr. ................    2003    $335,000    $192,500       3,000            $12,728
  Chairman of the Board and                2002     302,500     136,125       4,200             12,683
  Chief Executive Officer of
     Mercantile,                           2001     275,000     110,000       4,409             11,275
  and Chairman of the Board of the Bank
Michael H. Price.......................    2003     295,000     172,500       3,000             10,991
  President and Chief Operating Officer
     of                                    2002     266,200     119,790       3,150             10,976
  Mercantile, and President and Chief      2001     245,000      98,000       3,307             10,350
  Executive Officer of the Bank
Robert B. Kaminski.....................    2003     165,290      94,380       2,240              8,008
  Executive Vice President and
     Secretary of                          2002     133,000      46,550       3,150              6,785
  Mercantile, and Executive Vice
     President,                            2001     121,000      36,300       3,307              6,103
  Chief Operating Officer and Secretary
     of
  the Bank
Charles E. Christmas...................    2003     150,700      87,815       2,240              7,251
  Senior Vice President, Chief
     Financial                             2002     118,000      41,300       3,150              5,695
  Officer and Treasurer of Mercantile,     2001     105,000      31,500       3,307              5,011
  and Senior Vice President and Chief
  Financial Officer of the Bank

-------------------------
(1) Includes for 2003, matching contributions by the Bank to the 401(k) plan accounts of Messrs. Johnson, Price, Kaminski and Christmas in the amounts of $10,000, $10,000, $7,861 and $7,131. Also includes for 2003, life and disability insurance premiums paid by the Bank on policies insuring Mr. Johnson of $474 and $2,254, and Mr. Price of $201 and $790; and life insurance premiums on policies insuring Mr. Kaminski of $147, and Mr. Christmas of $120. These policies are in addition to the Bank's group insurance plans that are generally available to salaried employees.

OPTION GRANTS IN 2003

     The Board of Directors of Mercantile is responsible for awarding stock options and administering Mercantile's employee stock option plans. The following table provides information on options granted to the named executives during the year ended December 31, 2003:

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                              NO. OF SHARES      % OF TOTAL                                  PRICE APPRECIATION FOR
                               UNDERLYING      OPTIONS GRANTED    EXERCISE                         OPTION TERM
                                 OPTIONS       TO EMPLOYEES IN    PRICE PER    EXPIRATION    -----------------------
           NAME                  GRANTED            2003          SHARE(3)        DATE          5%           10%
           ----               -------------    ---------------    ---------    ----------       --           ---
Gerald R Johnson, Jr......      3,000(1)            7.92%          $32.345     10/22/2013     $61,098      $154,766
Michael H. Price..........      3,000(2)            7.92%          $32.345     10/22/2013     $61,098      $154,766
Robert B. Kaminski........      2,240(2)            5.91%          $32.345     10/22/2013     $45,620      $115,558
Charles E. Christmas......      2,240(2)            5.91%          $32.345     10/22/2013     $45,620      $115,558

-------------------------
(1) Becomes exercisable for 2,400 of the shares on October 23, 2004, and for the remaining 600 shares on January 1, 2005.

(2) Becomes exercisable on October 23, 2004.

(3) The exercise price for each of the options has been the market price of the common stock at the time the option was granted. The exercise price may be paid in cash, by the delivery of previously owned shares, or by a combination of cash and shares.

AGGREGATED STOCK OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 2003 by the named executives and the value of unexercised options at December 31, 2003:

                                                              NUMBER OF SHARES                   VALUE OF
                                 SHARES                    UNDERLYING UNEXERCISED        UNEXERCISED IN-THE-MONEY
                               ACQUIRED ON     VALUE         OPTIONS AT 12/31/03           OPTIONS AT 12/31/03
           NAME                 EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
           ----                -----------    --------    -------------------------    ----------------------------
Gerald R. Johnson, Jr......      10,000       $188,770          56,596/4,050                $1,502,832/$31,820
Michael H. Price...........       2,500         38,525          40,998/3,000                 1,059,728/ 13,665
Robert B. Kaminski.........       1,000         21,912          21,485/2,240                   526,248/ 10,203
Charles E. Christmas.......           0              0          12,244/2,240                   282,216/ 10,203

-------------------------
(1) In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $36.90 per share, the average of the highest and lowest sales prices reported on the Nasdaq Stock Market on December 31, 2003.

EQUITY PLAN COMPENSATION INFORMATION

     The following table summarizes information, as of December 31, 2003, relating to compensation plans under which equity securities are authorized for issuance.

                                     NUMBER OF SECURITIES                            NUMBER OF SECURITIES REMAINING
                                         TO BE ISSUED          WEIGHTED AVERAGE       AVAILABLE FOR FUTURE ISSUANCE
                                       UPON EXERCISE OF       EXERCISE PRICE OF      UNDER EQUITY COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES REFLECTED
           PLAN CATEGORY             WARRANTS AND RIGHTS     WARRANTS AND RIGHTS             IN COLUMN (A))
           -------------             --------------------    --------------------    -------------------------------
                                             (A)                     (B)                           (C)
Equity compensation plans approved
  by security holders(1)...........        278,144                  $15.72                       51,949
Equity compensation plans not
  approved by security holders.....              0                       0                            0
Total..............................        278,144                  $15.72                       51,949

-------------------------
(1) These plans are Mercantile's 1997 Employee Stock Option Plan, 2000 Employee Stock Option Plan and Independent Director Stock Option Plan.

EMPLOYMENT AGREEMENTS

     GERALD R. JOHNSON, JR. AND MICHAEL H. PRICE. Effective December 1, 1998, the Bank and Mercantile entered into Employment Agreements with Mr. Johnson and Mr. Price providing for their employment from December 1, 1998 through December 31, 2001, and certain severance, confidentiality and non-compete arrangements that would continue after the employment period. Effective December 31, 1999, the Employment Agreements were amended and restated. The amendments extended the employment period an additional year to December 31, 2002, and provide for the employment period to extend an additional year, each December 31, starting December 31, 2000, so that as of each December 31, there will be three years remaining in the employment period. The annual extension of the employment period can be avoided by the Bank, Mercantile, or the officer giving notice to the others that the employment period is not to be extended. Effective October 12, 2000, and October 18, 2001, the Employment Agreements were further amended and restated, primarily to establish the base salaries for 2001 and 2002 for Mr. Johnson and Mr. Price.

     The Employment Agreements with Mr. Johnson and Mr. Price provide them with annual base salaries for each year in the amounts established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established Mr. Johnson's annual base salary at $335,000 for 2003, and at $370,000 for 2004. The Board of Directors established Mr. Price's annual base salary at $295,000 for 2003, and at $325,000 for 2004.

     In addition to the annual base salary, the Employment Agreements provide that Mr. Johnson and Mr. Price are entitled to participate in any employee benefit and incentive compensation plans of Mercantile and the Bank, including health insurance, life and disability insurance, stock option, profit sharing and retirement plans. Under a profit sharing plan in effect for 2003, Messrs. Johnson and Price each received a bonus for 2003 of 50% of their annual base salary for that year. In addition, for 2003, each of them received a $25,000 discretionary merit award. Under a profit sharing plan expected to be in effect for 2004, Messrs. Johnson and Price may each receive a bonus of up to 50% of their annual base salary for 2004. It is anticipated that the bonuses for 2004, for Mr. Johnson, Mr. Price and the other non-lending officers of the Bank, will be payable only to the extent that after taking into account the payment, the after tax net operating income of Mercantile for 2004 would exceed 120% of the prior year's after tax net income.

     In the event that either of the officers becomes disabled or dies during the employment period he is entitled to benefits under his Employment Agreement. In the event of disability, the officer continues to receive his then current annual base salary through the end of the employment period, and any disability benefits payable under disability plans provided by the Bank or Mercantile. The officer also continues to participate in life, disability, and health insurance plans of the Bank or Mercantile, through age 65, to the extent permitted under such plans. If the officer dies during the employment period, the Bank is obligated to pay the officer's legal representative a death benefit of $250,000, and if the Bank or Mercantile owns any life insurance insuring the life of the officer, the proceeds of the policies are payable to the named beneficiaries.

     The Employment Agreements provide severance benefits in the event that the officer's employment is terminated by Mercantile and the Bank without "Cause" or the officer elects to terminate his employment for "Good Reason" during the employment period. In such event, the officer is entitled to receive the greater of (i) his annual base salary through the end of the employment period or (ii) $500,000; in either case payable over 18 months in equal monthly installments. In addition, in the case of such a termination of employment, the officer is entitled to continue his participation in life, disability and health insurance plans provided by the Bank or Mercantile for 18 months, to the extent permitted under such plans, to an assignment of any assignable term life insurance policies owned by the Bank or Mercantile insuring his life, and to $10,000 for out-placement, interim office and related expenses. The Employment Agreements also provide severance benefits in the event that after the employment period and prior to the officer reaching the age of 65, the officer's employment is terminated by the Bank and Mercantile without "Cause" or the officer's annual base salary is reduced without "Cause". In such event, the officer receives the same benefits as are described above for a termination during the employment period, except that when determining the cash severance payable to him over the 18 months following his termination, the alternative of receiving his annual base salary through the end of the employment period does not apply, and instead he receives the stated dollar amount of $500,000. In the event that an officer's employment is terminated for "Cause" during the employment period, the officer is not entitled to any accrued rights that he may then have under any stock option plan of Mercantile.

     Under the Employment Agreements, Mr. Johnson and Mr. Price agree not to disclose, except as required by law, any confidential information relating to the business or customers of the Bank or Mercantile, or use any confidential information in any manner adverse to the Bank or Mercantile. In addition, each has agreed that for 18 months following his employment with the Bank and Mercantile, he will not be employed by, or act as a director or officer of, any business engaged in banking within a 50 mile radius of Grand Rapids, Michigan that solicits customers of the Bank.

     ROBERT B. KAMINSKI. The Bank and Mercantile entered into an Employment Agreement with Mr. Kaminski for his services as an officer of Mercantile and the Bank beginning January 1, 2001, on substantially the same terms as the Employment Agreements described for Mr. Johnson and Mr. Price above, except that the compensation and severance amounts are different. Effective October 18, 2001, the Employment Agreement was amended and restated primarily to establish the base salary for Mr. Kaminski for 2002. The Employment Agreement provides Mr. Kaminski with an annual base salary for each year in the amount established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established Mr. Kaminski's annual base salary at $150,290 for 2003, and at $190,000 for 2004. Under a profit sharing plan in effect for 2003, Mr. Kaminski received a bonus for 2003 of 45% of his annual base salary for that year. In addition, for 2003, Mr. Kaminski received a $20,000 discretionary merit award. Under a profit sharing plan expected to be in effect for 2004, Mr. Kaminski may receive a bonus of up to 45% of his annual base salary for 2004. The Employment Agreement also establishes a death benefit of $100,000, and a minimum severance benefit of $250,000 during his employment period and $125,000 after the employment period.

     CHARLES E. CHRISTMAS. The Bank and Mercantile entered into an Employment Agreement with Mr. Christmas for his services as an officer of Mercantile and the Bank beginning January 1, 2001, on substantially the same terms as the Employment Agreements described for Mr. Johnson and Mr. Price above, except that the compensation and severance amounts are different. Effective October 18, 2001, the Employment Agreement was amended and restated primarily to establish the base salary for Mr. Christmas for 2002. The Employment Agreement provides Mr. Christmas with an annual base salary for each year in the amount established from year to year by the Board of Directors of the Bank. The annual base salary for each year may not be less than the amount established for the immediately preceding year. The Board of Directors established Mr. Christmas' annual base salary at $135,700 for 2003, and at $170,000 for 2004. Under a profit sharing plan in effect for 2003, Mr. Christmas received a bonus for 2003 of 45% of his annual base salary for that year. In addition, for 2003, Mr. Christmas received a $20,000 discretionary merit award. Under a profit sharing plan expected to be in effect for 2004, Mr. Christmas may receive a bonus of up to 45% of his annual base salary for 2004. The Employment Agreement also establishes a death benefit of $100,000, and a minimum severance benefit of $250,000 during his employment period and $125,000 after the employment period.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Mercantile common stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks only) and the Nasdaq Bank Stocks Index from December 31, 1998 through December 31, 2003. The following information is based on an investment of $100 on December 31, 1998, in Mercantile common stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested where applicable.

                          MERCANTILE BANK CORPORATION
[PERFORMANCE GRAPH]

                                                     MERCANTILE BANK
                                                       CORPORATION              NASDAQ - TOTAL US           NASDAQ BANK INDEX
                                                     ---------------            -----------------           -----------------
12/31/98                                                 100.00                      100.00                      100.00
12/31/99                                                  75.00                      185.95                       96.15
12/31/00                                                  69.85                      113.19                      109.84
12/31/01                                                 109.63                       89.65                      118.92
12/31/02                                                 153.38                       61.67                      121.74
12/31/03                                                 251.35                       92.90                      156.62

                                                                      PERIOD ENDING
                                           --------------------------------------------------------------------
INDEX                                      12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
---------------------------------------------------------------------------------------------------------------
Mercantile Bank Corporation............     100.00       75.00       69.85      109.63      153.38      251.35
NASDAQ -- Total US.....................     100.00      185.95      113.19       89.65       61.67       92.90
NASDAQ Bank Index......................     100.00       96.15      109.84      118.92      121.74      156.62

CERTAIN TRANSACTIONS

     The Bank has had, and expects in the future to have, loan and other financial transactions in the ordinary course of business with Mercantile's directors, executive officers, and principal shareholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features.

     As of December 31, 2003, the Bank had outstanding 55 loans to the directors or executive officers of Mercantile, or their associates, totaling approximately $6.3 million in aggregate amount, under commitments totaling approximately $11.3 million.

     The Bank contracted with Visser Brothers Inc. in November, 2003 to be the general contractor for the construction of its new main office in the City of Grand Rapids. This project was awarded after being submitted for competitive bids. Construction began in November, 2003 and the current completion date is projected in the first quarter 2005. The contracted amount for this project is $7,364,363. Also, Visser Development acted as the Bank's agent for the purchase of two properties in 2003. The properties purchased were the locations at 310 Leonard St NW in Grand Rapids, Michigan, which is the site of the Bank's new main office, and 880 E 16th St in Holland, Michigan which will be the site of the Bank's new Holland office. Both properties were listed by the sellers and Visser Development earned one half of the standard commission for representing the purchaser (Bank) in these transactions. The commission earned on Leonard St was $46,900, and was paid on April 30, 2003. The commission earned on the Holland transaction was $36,000, and was paid on September 29, 2003. Dale J. Visser is a member of the Board of Directors of Mercantile and the Bank, and Chairman and one of the owners of Visser Brothers Inc., and one of the owners of Visser Development.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Mercantile's officers and directors, and persons who own more than 10% of Mercantile common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of filings, Mercantile believes that all reports required to be filed under Section 16(a) for 2003 were timely filed, except that Mercantile's director, C. John Gill, filed one report on Form 4 late relating to a purchase of 200 shares.

                              PROPOSAL TO APPROVE
                        2004 EMPLOYEE STOCK OPTION PLAN

     Mercantile believes that stock options are an important component of the compensation that should be available for the Board of Directors to award to executive officers and other employees. Stock options can provide employees with a long-term incentive to increase shareholder value and align their interests more closely with that of Mercantile's shareholders. Stock options give employees the opportunity to participate in growth in the value of Mercantile, and enhance its ability to retain and attract experienced and knowledgeable employees.

     On February 12, 2004, Mercantile's Board of Directors approved the 2004 Employee Stock Option Plan (the "Plan"), subject to the approval of the shareholders. A copy of the Plan is set forth in Appendix B to this proxy statement. The Plan is intended to make additional stock options available to be granted by the Board of Directors to present and new employees of Mercantile and its subsidiaries. Pursuant to the Plan, stock options may be granted which qualify under the Internal Revenue Code as incentive stock options or as stock options that do not qualify as incentive stock options. The Board believes that the interests of Mercantile and its shareholders will be advanced by implementing the Plan.

SUMMARY OF THE PLAN

     The following description of the Plan is intended to be a summary of its principal features.

     ADMINISTRATION. The Plan will be administered by Mercantile's Board of Directors. The Board of Directors will make determinations with respect to the officers and other employees who will participate in the Plan and the extent of their participation, including the type of option. In making the determinations, the Board of Directors may consider the position and responsibilities of the employee, the nature and value of his or her services and accomplishments, the present and potential contribution of the employee to Mercantile's success, and other factors that the Board of Directors may believe are relevant. Mercantile has approximately 177 employees, 35 of whom work part-time.

     SHARES. The total number of shares of common stock that may be issued under the Plan will not exceed 250,000 shares (subject to adjustment for certain events as described below). The shares will be authorized but unissued shares (including shares reacquired by Mercantile).

     OPTION AGREEMENT. Each option granted under the Plan will be evidenced by an agreement in the form approved from time to time by the Board of Directors. The agreements are subject to the provisions of the Plan. Options granted under the Plan may be incentive stock options or non-qualified options, as determined from time to time by the Board of Directors for each option.

     OPTION PRICE. The option price will not be less than the fair market value of the shares of common stock at the time the option is granted, except in the case of an incentive stock option granted to a 10% shareholder. For options granted to a 10% shareholder, the option price will be not less than 110% of fair market value. For purposes of the Plan, fair market value per share means the average of the highest and lowest sales prices of shares on the Nasdaq Stock Market (or any successor exchange or system that is the primary exchange or system for trading of the common stock) on the date the option is granted. If for any reason it is not practical for the fair market value to be determined from the average sales prices described above, it may be determined by any fair and reasonable means selected by the Board of Directors. The option price will be paid in cash or through the delivery of previously owned shares of Mercantile common stock, or by a combination of cash and common stock. As of March 1, 2004,
the fair market value of a share of common stock was $          .

     DURATION OF OPTIONS. The duration of each option will be determined by the Board of Directors, except that (1) the maximum duration may not exceed ten years from the date of grant, and (2) for incentive stock options granted to persons who own 10% or more of Mercantile stock, the duration of the options may not exceed five years from the date of grant. The Board of Directors will determine at the time of grant whether the option will be exercisable in full or in cumulative installments.

     Generally, an option may be exercised by an optionee during its term while he or she is an employee of Mercantile or a subsidiary. If the employment of an optionee terminates, the option may be exercised, to the extent that it was exercisable on the date of termination, only until the earlier of three months after the termination or the original expiration date of the option. However, if termination of employment results from death or total and permanent disability, the three month period will be extended to twelve months.

     ADJUSTMENTS. The Board of Directors may make appropriate adjustments in the number of shares of common stock for which options may be granted or which may be issued under the Plan and the price per share of each option if there is any change in the common stock as a result of a stock dividend, stock split, recapitalization or otherwise.

     CHANGE IN CONTROL. In the case of a change in control (as defined in the Plan) of Mercantile, unless the Board of Directors determines otherwise, each option then outstanding will become exercisable in full immediately prior to the change in control.

     TERMINATION OF PLAN AND AMENDMENTS. No option may be granted under the Plan after December 31, 2013. The Board of Directors may from time to time amend or terminate the Plan. No amendment or termination of the Plan will adversely affect any option then outstanding under the Plan without the approval of the optionee.

     FEDERAL INCOME TAX CONSEQUENCES. The grant of a non-qualified option or incentive stock option has no federal tax consequences for the optionee or Mercantile. Upon the exercise of a non-qualified option, the optionee is deemed to realize taxable income to the extent that the fair market value of the shares of common stock exceeds the option price. Mercantile is entitled to a tax deduction for such amounts at the date of exercise. If any stock received upon the exercise of a non-qualified option is later sold, any excess of the sale price over the fair market value of the stock at the date of exercise is taxable to the optionee.

     No taxable income results to the optionee upon the exercise of an incentive stock option if the incentive stock option is exercised during the period of the optionee's employment or within three months after, except in the case of disability or death. However, the amount by which the fair market value of the stock acquired pursuant to an incentive stock option exceeds the option price is a tax preference item which may result in the imposition on the optionee of an alternative minimum tax. If no disposition of the shares is made within two years from the date the incentive stock option was granted and one year from the date of exercise, any profit realized upon disposition of the shares may be treated as a long-term capital gain by the optionee. Mercantile will not be entitled to a tax deduction upon the exercise of an incentive stock option, nor upon a disposition of the shares unless the disposition occurs before the expiration of the holding periods.

     Under the terms of the Plan, the aggregate market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time in any year by any optionee may not exceed $100,000.

REQUIRED VOTE

     The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2004 EMPLOYEE STOCK OPTION PLAN.

      PROPOSAL TO AMEND MERCANTILE'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 9 MILLION SHARES TO 20 MILLION SHARES

     The Board of Directors proposes to amend Article III of Mercantile's Articles of Incorporation to increase the number of authorized shares of common stock from 9,000,000 shares of common stock to 20,000,000 shares of common stock (no par value) which would also increase the number of authorized shares of all classes of stock from 10,000,000 shares to 21,000,000 shares.

     If amended, the first sentence of Article III of Mercantile's Articles of Incorporation would read as follows:

          "The total number of shares of all classes of stock which the corporation shall have authority to issue is 21,000,000 shares which shall be divided into two classes as follows:

          (1) 1,000,000 shares of Preferred Stock (Preferred Stock); and

          (2) 20,000,000 shares of Common Stock (Common Stock)."

     As of March 1, 2004, 6,826,252 shares of common stock were issued and outstanding and 575,225 shares of common stock were reserved for issuance under outstanding director and employee stock option plans, a dividend reinvestment plan and an employee stock purchase plan. As of March 1, 2004, no shares of preferred stock were issued and outstanding. The proposed amendment to Mercantile's Articles of Incorporation will not affect preferred stock.

     The purpose of the proposed amendment to the Articles of Incorporation is to provide additional shares for future issuance. The Board of Directors believes it is desirable to increase the authorized number of shares of common stock in order to provide Mercantile with adequate flexibility in corporate planning and strategies. The availability of additional common stock for issuance could be used for a number of purposes, including, among other things, corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other corporate purposes. There are currently no arrangements, agreements, commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment to the Articles of Incorporation.

     All of the additional shares of common stock resulting from the increase in the number of authorized shares of common stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of common stock presently outstanding. Shareholders have no preemptive rights to acquire shares of common stock under Mercantile's Articles of Incorporation, and shareholders would not acquire any such rights with respect to additional shares of common stock under the proposed amendment to the Articles of Incorporation.

     If the proposed amendment to Mercantile's Articles of Incorporation is approved and adopted, no further shareholder authorization would be required prior to the issuance of the additional shares of common stock authorized by the proposed amendment to the Articles of Incorporation except as may be required by applicable law, regulatory authorities or the rules of the Nasdaq Stock Market. It is possible that the additional shares of common stock authorized by the proposed amendment to the Articles of Incorporation may be issued at a time and under circumstances that may increase or decrease earnings per share and decrease the book value per share of shares of common stock presently held. The additional shares of common stock authorized by the proposed amendment to the Articles of Incorporation may be issued for such consideration as the Board of Directors may determine.

     It should be noted that the availability of additional shares of common stock could render more difficult or discourage a third party attempt to gain control of Mercantile. For example, additional shares of common stock could be issued and sold to purchasers who oppose a takeover bid that the Board of Directors believes is not in the best interests of Mercantile or could be issued to increase the aggregate number of outstanding shares of common stock and thereby dilute the interest of parties attempting to obtain control of Mercantile. However, the Board of Directors' purpose in recommending the proposed amendment to the Articles of Incorporation is for the reasons discussed above and not as an anti-takeover measure.

     The affirmative vote of a majority of the outstanding shares of common stock will be necessary to approve and adopt the proposed amendment to Mercantile's Articles of Incorporation. For purposes of counting votes on the proposal, abstentions and broker non-votes will not be counted as shares of common stock voted on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO MERCANTILE'S ARTICLES OF INCORPORATION.

                              INDEPENDENT AUDITORS

SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Crowe Chizek as Mercantile's principal independent auditors for the year ending December 31, 2004. Representatives of Crowe Chizek plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

FEES TO INDEPENDENT AUDITORS FOR 2003 AND 2002

     The following table shows the fees for professional services of Crowe Chizek for audit and other services they provided to Mercantile for 2003 and 2002.

                                                                 2003       2002
                                                                 ----       ----
  Audit Fees(1).............................................    $89,500    $76,700
  Audit-Related Fees(2).....................................     56,000     28,000
  Tax Fees(3)...............................................     50,500     12,500
  All other fees(4).........................................      6,000      8,400

-------------------------
(1) Includes the aggregate fees billed for professional services rendered by Crowe Chizek for 2002 and 2003 for the audit of Mercantile's annual financial statements and review of financial statements included in Mercantile's quarterly reports on Form 10-Q.

(2) Principally audits of employee benefit plan and Mercantile BIDCO, Inc., and also for 2003, services with respect to a public offering of stock.

(3) Principally tax compliance services (including U.S. federal and state tax returns), cost segregation studies, review of quarterly tax computations, and also for 2003 consultations regarding various tax strategies.

(4) Principally services for web-site hosting, and also for 2002 license to use Automated Workpapers for Internal Audit.

     The Audit Committee's policy is to pre-approve all audit services and non-audit services that are to be performed for Mercantile by its independent auditors. Under the Audit Committee's policy, authority to pre-approve permitted services has been delegated to two members of the Audit Committee, either of whom can act alone, for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. For 2003, all of the services described in the table above were pre-approved by the Audit Committee. Pre-approval was not required for 2002.

                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     A proposal submitted by a shareholder for the 2005 annual meeting of shareholders must be sent to the Secretary of Mercantile, 5650 Byron Center Avenue SW, Wyoming, Michigan 49509 and received by November 10, 2004 in order to be eligible to be included in Mercantile's proxy statement for that meeting.

     A shareholder who intends to present a proposal for the 2005 annual meeting of shareholders other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide Mercantile with notice of such intention by at least January 24, 2005, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2005 annual meeting with respect to any such proposal without discussion of the matter in Mercantile's proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         OF MERCANTILE BANK CORPORATION

I. PURPOSE

     The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing the accounting and financial reporting process of the Company, the audits of the Company's financial statements, the internal accounting and disclosure controls, and the internal audit functions.

     The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter. The Audit Committee should provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing function, and the Board of Directors.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisers as it deems appropriate to perform its duties and responsibilities.

     The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities listed in Section III of this Charter. The Audit Committee will report to the Board of Directors periodically regarding the performance of its duties.

II. COMPOSITION AND MEETINGS

Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an "independent director" for purposes of Audit Committee membership in accordance with the rules of the Nasdaq Stock Market and any other applicable legal or regulatory requirements. Each member of the Audit Committee shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and have a working familiarity with basic finance and accounting practices.

     The Board shall determine whether at least one member of the Audit Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the Securities and Exchange Commission ("SEC") and any other applicable regulatory requirement. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC.

Appointment and Removal

     The members of the Audit Committee shall be designated by the Board of Directors annually and shall serve until such member's successor is duly designated or until such member's earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

     Unless a chairperson is elected by the full Board, the members of the Audit Committee may designate a chairperson by majority vote of the full Audit Committee membership. The chairperson shall chair the meetings of the Audit Committee that he or she attends, and may set the agenda for the meetings of the Audit Committee.

Meetings

     The Audit Committee shall ordinarily meet at least four times annually, or more frequently as circumstances dictate. Any member of the Audit Committee may call a meeting of the Audit Committee. The Audit Committee shall meet in executive session, absent members of management, at least twice a year, and on such terms and conditions as the Audit Committee may elect. Such executive sessions may be held in conjunction with regular meetings of the Audit Committee. As part of its job to foster open communication, the Audit Committee should meet periodically with management, the internal audit manager and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

III. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents, Reports, and Accounting Information Review

     1. Review this Charter at least annually, and recommend to the Board of Directors any changes to this Charter that the Audit Committee considers necessary or appropriate.

     2. Review and discuss with management the Company's annual and quarterly financial statements and related disclosures, and all internal control reports (or summaries of the reports).

     3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors each Quarterly Report on Form 10-Q prior to its filing.

     4. Review, or have a member of the Audit Committee review, earnings press releases with management, including review of "pro-forma" or "adjusted" non-GAAP information.

     5. Review the regular internal reports (or summaries of the reports) to management prepared by the internal auditing department and management's response.

Independent Auditor

     6. Have the sole authority and responsibility to select, evaluate, determine compensation of, and where appropriate, replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall review the performance of the independent auditor at least annually and make determinations regarding the appointment or termination of the independent auditor. The Audit Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise.

     7. On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's independence. The Audit Committee shall consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

     8. Review with the independent auditor any problems or difficulties that the independent auditor brings to the attention of the Audit Committee and management's response. Review with the independent auditor the results of the annual financial statement audit and the attestation and report on management's internal control report. Hold discussions at which the independent auditor may discuss with the Audit Committee the following:

     - all critical accounting policies and practices;

     - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     - other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

     - an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements and related disclosures.

     9. At least annually, inquire of the independent auditor regarding:

     - the firm's internal quality control procedures;

     - any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

     - all relationships between the independent auditor and the Company, in order to assess the auditor's independence. This communication should also be documented in writing in the independent auditor's SAS 61 letter to the Audit Committee at the conclusion of each audit.

     10. Review and preapprove both audit and permissible nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. To the extent required by the rules of the Nasdaq Stock Market or any other applicable legal or regulatory requirements, approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

     11. Review hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor, and consider the impact on the independent auditor's independence from the Company.

Financial Reporting Processes and Accounting Policies

     12. In consultation with the independent auditor and the internal auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls). Meet with representatives of the disclosure committee on a periodic basis to discuss any matters of concern arising from the disclosure committee's quarterly process to assist the Chief Executive Officer and Chief Financial Officer in their Sarbanes-Oxley Act of 2002 Section 302 certifications.

     13. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     14. Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     15. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     16. Review and approve all related party transactions to the extent required by applicable rules of the Nasdaq Stock Market.

     17. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

     18. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

     19. Review and advise on the selection and removal of the internal audit manager.

     20. Review organizational structure and qualifications of the internal audit function.

     21. Review and approve the annual internal audit plans.

     22. Periodically review with the internal audit manager any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

Ethical Compliance

     23. Establish, review and update as the Audit Committee deems necessary or appropriate a code of ethics for the principal executive officer and senior financial personnel of the Company in accordance with applicable law, rules and regulations.

Other Responsibilities

     24. Prepare the report of the Audit Committee that the SEC requires be included in the Company's annual proxy statement.

     25. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities.

                                   APPENDIX B
                          MERCANTILE BANK CORPORATION
                        2004 EMPLOYEE STOCK OPTION PLAN
                             ---------------------
                      As adopted by the Board of Directors
                              on February 12, 2004
                             ---------------------
ARTICLE I -- PURPOSE

     The purpose of the 2004 Employee Stock Option Plan (the "Plan") of Mercantile Bank Corporation (the "Company") is to enable officers and other employees of the Company or any Subsidiary to participate in the Company's future growth and profitability by offering them long-term performance-based incentive compensation. The Plan also provides a means through which the Company and its Subsidiaries can attract and retain key employees.

ARTICLE II -- DEFINITIONS

     2.1 The following terms have the meaning described below when used in the
Plan:

     (a) "Board of Directors" shall mean the board of directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time.

     (c) "Common Stock" shall mean the Common Stock of the Company.

     (d) "Company" shall mean Mercantile Bank Corporation.

     (e) "Fair Market Value" on a particular date shall mean the average of the highest and lowest sales prices of shares of the Common Stock reported on the Nasdaq Stock Market (or any successor exchange or system that is the primary exchange or system for trading of the Common Stock) on such date, or if the Nasdaq Stock Market (or any such successor) is closed on that date, the last preceding date on which the Nasdaq Stock Market (or any such successor) was open for trading and on which shares of the Common Stock were traded. For purposes of determining Fair Market Value, if there is only one sale of the Common Stock reported on the applicable date, the sales price for such sale shall be used instead, as though it were the average of the highest and lowest sales prices. If for any reason it is not practical for the Fair Market Value to be determined as provided for above in this paragraph, Fair Market Value shall be determined by any fair and reasonable means prescribed by the Board of Directors.

     (f) "Incentive Stock Option" shall mean a stock option granted under
Article VI that is intended to meet the requirements of Section 422 of the Code.

     (g) "Non-Qualified Stock Option" shall mean a stock option granted under
Article VI that is not intended to be an Incentive Stock Option.

     (h) "Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

     (i) "Participant" shall mean an eligible employee who has been granted an Option.

     (j) "Subsidiary" shall mean with respect to an Incentive Stock Option any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code or in any successor provision thereto), and as to a Nonqualified Stock Option, Subsidiary shall mean any "subsidiary corporation", as described above, or any other entity in which the Company, either directly or indirectly, owns a majority voting interest.

ARTICLE III -- ADMINISTRATION

     3.1 Stock Option Plan Administration. The Board of Directors of the Company shall administer the Plan. The Board of Directors shall have full power and authority to grant to eligible employees (as determined by the Board of Directors) Options under Article VI of the Plan, to interpret the provisions of the Plan and any agreements relating to Options granted under the Plan, and to administer the Plan. In making determinations of eligibility for the Plan, the Board of Directors may consider the position and responsibilities of the employee, the nature and value of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company, and such other factors as the Board of Directors may deem relevant.

     (b) Decisions of Board of Directors. All decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders and employees, and beneficiaries of employees.

ARTICLE IV -- SHARES SUBJECT TO THE PLAN

     4.1 (a) Number of Shares. Subject to adjustment as provided for in Section 4.1(b), the maximum number of shares of Common Stock with respect to which Options may be granted shall be 250,000 shares of Common Stock. Shares of Common Stock shall be made available from the authorized but unissued shares of the Company (including shares reacquired by the Company). If an Option granted under the Plan shall expire or terminate for any reason, the shares subject to, but not delivered, under such Option shall be available for other Options to be issued under the Plan.

     (b) Adjustments. All as may be deemed appropriate by the Board of Directors, the aggregate number of shares of Common Stock which may be issued under the Plan, the number of shares covered by each outstanding Option, and the price per share in each Option, may be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, a stock split, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

ARTICLE V -- ELIGIBILITY

     5.1 The persons eligible to participate in the Plan and receive Options under the Plan are officers and other employees of the Company and its Subsidiaries, including directors who are full time employees, as determined by the Board of Directors.

ARTICLE VI -- STOCK OPTIONS

     6.1 Grant of Options. Subject to the limitations of the Plan, the Board of Directors, after such consultation with and consideration of the recommendations of management as the Board of Directors considers desirable, shall select from eligible employees Participants to be granted Options and determine the time when each Option shall be granted and the number of shares subject to each Option. Options may be either Incentive Stock Options or Non-Qualified Stock Options. More than one Option may be granted to the same person. The Board of Directors may not grant a Participant Incentive Stock Options which in the aggregate are first exercisable during any one calendar year with respect to Common Stock the aggregate Fair Market Value of which (determined as of the time of grant) exceeds $100,000.

     6.2 Option Agreements. Each Option under the Plan shall be evidenced by an option agreement that shall be signed by an officer of the Company and the Participant and shall contain such provisions as may be approved by the Board of Directors. Any such option agreement may be amended from time to time as approved by the Board of Directors and the Participant, provided that the terms of such option agreement after being amended conform to the terms of the Plan.

     6.3 Option Price. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of such shares on the date such Option is granted.

     6.4 Exercise of Options.

     (a) The period during which each Option may be exercised shall be fixed by the Board of Directors at the time such Option is granted, but such period in no event shall expire later than ten (10) years from the date the Option is granted.

     (b) Subject to the terms and conditions of the option agreement and unless canceled prior to exercise, each Option shall be exercisable in whole or in part in installments at such time or times as the Board of Directors may prescribe and specify in the applicable option agreement.

     (c) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment shall be made in cash or through the delivery of shares of Common Stock of the Company owned by the Participant for more than six (6) months with a value equal to the total option price or a combination of cash and such shares. Any shares so delivered shall be valued at their Fair Market Value on the exercise date. No Participant shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.

     6.5 Ten-Percent Shareholder Rule. If a Participant owns more than ten percent (10%) of the total combined voting power of all classes of the Company or of any Subsidiary's stock at the time an Incentive Stock Option is granted to such Participant, the option price to such Participant shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Stock on the date of grant, and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five (5) years from the date of grant.

     6.6 Non-Transferability of Options. No Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by the Participant, nor shall Common Stock be issued to or in the name of one other than the Participant; provided, however, that an Option may after the death or disability of a Participant be exercised pursuant to Section 6.7; and provided further that any Common Stock issued to a Participant hereunder may at the request of the Participant, and with the consent of the Company, be issued in the names of the Participant and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

     6.7 Termination of Employment; Death and Disability. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the option period specified in the applicable option agreement:

     (a) Except as hereinafter provided, an Option may be exercised by the Participant only while such Participant is in the employ of the Company or a Subsidiary. In the event that the employment of a Participant to whom an Option has been granted under the Plan shall terminate (except as set forth below) such Option may be exercised, to the extent that the Option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the Option; provided, however, that if termination of employment results from death or total and permanent disability, such three (3) month period shall be extended to twelve
(12) months.

     (b) In the event of the permanent disability of a Participant as determined by the Board of Directors, an Option which is otherwise exercisable may be exercised by the Participant's legal representative or guardian. In the event of the death of the Participant, an Option which is otherwise exercisable may be exercised by the person or persons whom the Participant shall have designated in writing on forms prescribed by and filed with the Board of Directors ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the Participant's rights shall have passed by Will or the laws of descent and distribution ("Successors"). The Board of Directors may require an indemnity and/or such evidence or other assurances as the Board of Directors in its sole and absolute discretion may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

ARTICLE VII -- GENERAL PROVISIONS

     7.1 Change in Control.

     (a) In the case of a Change in Control (as defined below) of the Company, unless the Board of Directors determines otherwise, each Option then outstanding shall become exercisable in full immediately prior to such Change in Control.

     (b) Any determination by the Board of Directors made pursuant to subsection
(a) above may be made as to all outstanding Options or only as to certain Options specified by the Board of Directors and any such determinations shall be made in cases covered by subparagraphs 7.1(c)(i) and (ii) below prior to or as soon as practicable after the occurrence of such event and in the cases covered by subparagraphs 7.1(c)(iii) or (iv) prior to the occurrence of such event.

     (c) A Change in Control shall occur if:

          (i) Any "person" or "group of persons" as such terms are defined in
     Section 13(d) and 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act") directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercised immediately, with the passage of time or subject to any condition) of voting securities representing forty percent (40%) or more of the combined voting power of all outstanding voting securities of the Company,

          (ii) During any period of two consecutive calendar years the individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least the majority of the members thereof unless (1) there are five or more directors then still in office who were directors at the beginning of the period and (2) the election or the nomination for election by the Company's shareholders of each new director was approved by at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period,

          (iii) The shareholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of the Company (excluding from former shareholders a shareholder who is or as a result of the transaction in question, becomes an affiliate as defined in Rule 12b-2 under the Exchange Act of any party to such consolidation or merger), or

          (iv) The shareholders of the Company shall approve the sale of all or substantially all of the Company's business and/or assets to a person or entity that is not a wholly-owned subsidiary of the Company.

     7.2 No Right of Continued Employment. Neither the establishment of the Plan, the granting of Options or any action of the Company or of the Board of Directors shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or its Subsidiaries, each of which expressly reserves the right to discharge any employee whenever the interest of any such company in its sole discretion may so require without liability to such company or the Board of Directors, except as to any rights that may be expressly conferred upon such employee under the Plan.

     7.3 No Segregation of Cash or Shares. The Company shall not be required to segregate any shares of Common Stock that may at any time be represented by Options, and the Plan shall constitute an "unfunded" plan of the Company. No employee shall have rights with respect to shares of Common Stock prior to the delivery of such shares. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property and the liabilities of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company.

     7.4 Delivery of Shares. No shares shall be delivered pursuant to any exercise of an Option under the Plan unless the requirements of such laws and regulations as may be deemed by the Board of Directors to be applicable thereto are satisfied. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board of Directors may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     7.5 Governing Law. The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

     7.6 Payments and Tax Withholding. The delivery of any shares of Common Stock under the Plan shall be for the account of the Company and any such delivery or distribution shall not be made until the recipient shall have made satisfactory arrangements for the payment of any applicable withholding taxes.

ARTICLE VIII -- AMENDMENT AND TERMINATION

     8.1 Amendment or Termination. The Board of Directors may amend or terminate the Plan provided, however, that no such amendment or termination shall adversely affect any Option then in effect unless the prior approval of the Participant so affected is obtained. No Option may be granted under the Plan after December 31, 2013.

ARTICLE IX -- EFFECTIVENESS OF PLAN

     9.1 The Plan was adopted by the Board of Directors on February 12, 2004 subject to the approval of the shareholders of the Company.

ARTICLE X -- SEVERABILITY

     10.1 If any provision of the Plan, or any term or condition of any Option granted under the Plan, is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

                                                                      2135-PS-04

MERCANTILE BANK CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694





                               DETACH HERE                                ZMBC32





[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


   MERCANTILE BANK CORPORATION                            YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2
                                                          AND 3 BELOW.


1. Election of Directors.
   Nominees as Directors:                                                                                   FOR   AGAINST   ABSTAIN
   (01) EDWARD J. CLARK   (03) GERALD R. JOHNSON, JR.     2. Proposal to amend the Articles of
   (02) C. JOHN GILL      (04) CALVIN D. MURDOCK             Incorporation to increase the authorized       [  ]    [  ]     [  ]
                          (05) DONALD WILLIAMS, SR.          common stock from 9,000,000 shares
                                                             to 20,000,000 shares.
            FOR                       WITHHELD
            ALL    [  ]         [  ]  FROM ALL
          NOMINEES                    NOMINEES
                                                                                                            FOR   AGAINST   ABSTAIN
[ ] ________________________________________              3. Proposal to approve the 2004 Employee          [  ]    [  ]     [  ]
    For all nominees except as noted above                   Stock Option Plan.


                                                          4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, or at any adjournment of the meeting.

                                                          Mark box at right if you plan to attend the meeting.            [   ]

                                                          Mark box at right if an address change or comment has been      [   ]
                                                          noted on the reverse side of this card.



Signature: ________________________ Date: _______________________ Signature: ________________________ Date: _______________________

                          MERCANTILE BANK CORPORATION


Dear Shareholder,

Enclosed with this proxy is your Notice of Annual Meeting and Proxy Statement, and 2003 Annual Report. We encourage you to carefully read these materials and exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign and date the proxy, detach it, and promptly return your proxy vote in the enclosed postage paid envelope, or return it to Mercantile Bank Corporation, c/o EquiServe Trust Company, N.A., P.O. Box 8694, Edison, NJ 08818-8694. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Your proxy card must be received prior to the Annual Meeting of Shareholders on April 22, 2004.

Sincerely,

Mercantile Bank Corporation



                               DETACH HERE                                ZMBC32



                          MERCANTILE BANK CORPORATION
             5650 BYRON CENTER AVENUE, SW, WYOMING, MICHIGAN 49509

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
           ANNUAL MEETING OF SHAREHOLDERS - TO BE HELD APRIL 22, 2004

The undersigned hereby appoints David M. Cassard and David M. Hecht, or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the Annual Meeting of Shareholders to be held on April 22, 2004, and at all adjournments thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR the amendment to the Articles of Incorporation, FOR the 2004 Employee Stock Option Plan, and according to the discretion of the Proxies, on any other matters that may properly come before the meeting or any adjournment of the meeting.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

Please date and sign exactly as your name(s) appear(s) on this proxy and mail it promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each joint owner should sign. If a corporation or other entity, the signature should be that of an authorized person who should state his or her title.



HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?


______________________________                    ______________________________

______________________________                    ______________________________

______________________________                    ______________________________